Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated March 18, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 March 26, 2013

Zions Direct Auctions—Results 3/26/13 11:32 AM https://www.auctions.zionsdirect.com/auction/8927/results Page 1 of 3 HOME :: HOME :: AUCTION #8927 Results ISSUE INFORMATION Call Feature: Callable First Call Date: 5/16/2014 First Call Price: 100.000000 Settlement Date: 3/28/2013 First Interest Date: 11/16/2013 Int. Frequency: Semi-Annually Day Basis: 30/360 CUSIP Number: 98970ECG2 Min. Principal Offered: $ 10,000,000.00 Max. Principal Offered: $ 23,000,000.00 Resizing Period End: 3/26/2013 12:30 PM EDT Denomination: $ 1,000.00 Bid Multiple: Multiples of 0.05 Min. Yield: 2.000% Max. Yield: 2.750% Fixed Price: 100.000000 BIDDING INFORMATION Auction Phase: Pricing Principal Offered: $ 19,389,000.00 Units Offered: 19,389 Number of Bidders: 129 Number of Bids: 143 Amt. of Bids: $ 19,819,000.00 Coverage: 102.22% Highest Bid: 100.000000 Lowest Bid: 100.000000 Bid Spread: 0.000000 Num. Bids Accepted: 126 Num. Bidders with Bids Accepted: 116 Highest Bid Accepted: 100.000000 Lowest Bid Accepted: 100.000000 Auction Status: CLOSED Auction Start: 3/18/2013 11:30 AM EDT Auction End: 3/26/2013 1:30 PM EDT Last Update: 3/26/2013 1:32:13 PM EDT Security Type: Corporate Bonds Issue Type: Primary Coupon 2.750% Maturity Date: 5/16/2016 Offering Documents Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll) Auction Details Bids Final Market-Clearing Yield*: 2.750% Bidder Units Yield Fixed Price Timestamp Awarded Amount Due #14040 10 2.000% 100.000000 3/18/2013 3:45:49 PM 10 units $ 10,000.00 #32953 229 2.000% 100.000000 3/19/2013 1:30:18 PM 229 units $ 229,000.00 #33157 21 2.000% 100.000000 3/19/2013 1:54:55 PM 21 units $ 21,000.00 #31456 10 2.000% 100.000000 3/20/2013 3:04:43 PM 10 units $ 10,000.00 #33160 20 2.000% 100.000000 3/20/2013 5:56:46 PM 20 units $ 20,000.00 #33161 250 2.000% 100.000000 3/20/2013 6:20:48 PM 250 units $ 250,000.00 #33162 53 2.000% 100.000000 3/20/2013 6:35:16 PM 53 units $ 53,000.00 #29176 25 2.000% 100.000000 3/21/2013 10:55:22 AM 25 units $ 25,000.00 Zions Bancorporation / 3 Year Corporates Notice: The auction has been extended until 3/26/2013 1:30:30 PM EDT. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875

Zions Direct Auctions—Results 3/26/13 11:32 AM https://www.auctions.zionsdirect.com/auction/8927/results Page 2 of 3 #29176 25 2.000% 100.000000 3/21/2013 10:55:22 AM 25 units $ 25,000.00 #14416 25 2.000% 100.000000 3/21/2013 11:07:16 AM 25 units $ 25,000.00 #32956 20 2.000% 100.000000 3/21/2013 11:11:52 AM 20 units $ 20,000.00 #32957 25 2.000% 100.000000 3/21/2013 1:54:19 PM 25 units $ 25,000.00 #31457 50 2.000% 100.000000 3/21/2013 3:13:08 PM 50 units $ 50,000.00 #31458 200 2.000% 100.000000 3/21/2013 3:14:49 PM 200 units $ 200,000.00 #33170 4 2.000% 100.000000 3/21/2013 4:25:27 PM 4 units $ 4,000.00 #33171 4 2.000% 100.000000 3/21/2013 4:26:07 PM 4 units $ 4,000.00 #33173 10 2.000% 100.000000 3/21/2013 4:30:37 PM 10 units $ 10,000.00 #33172 10 2.000% 100.000000 3/21/2013 4:31:36 PM 10 units $ 10,000.00 #10197 100 2.000% 100.000000 3/21/2013 4:59:31 PM 100 units $ 100,000.00 #33175 3 2.000% 100.000000 3/22/2013 11:43:12 AM 3 units $ 3,000.00 #33176 30 2.000% 100.000000 3/22/2013 11:54:10 AM 30 units $ 30,000.00 #27755 20 2.000% 100.000000 3/22/2013 11:55:26 AM 20 units $ 20,000.00 #27791 5 2.000% 100.000000 3/22/2013 12:13:15 PM 5 units $ 5,000.00 #4444 50 2.000% 100.000000 3/22/2013 2:26:56 PM 50 units $ 50,000.00 #33136 5 2.000% 100.000000 3/22/2013 2:45:45 PM 5 units $ 5,000.00 #33178 50 2.000% 100.000000 3/22/2013 2:56:58 PM 50 units $ 50,000.00 #33179 12 2.000% 100.000000 3/22/2013 3:00:09 PM 12 units $ 12,000.00 #33180 30 2.000% 100.000000 3/22/2013 3:06:00 PM 30 units $ 30,000.00 #33181 225 2.000% 100.000000 3/22/2013 3:06:52 PM 225 units $ 225,000.00 #33182 15 2.000% 100.000000 3/22/2013 3:09:33 PM 15 units $ 15,000.00 #33183 125 2.000% 100.000000 3/22/2013 4:00:56 PM 125 units $ 125,000.00 #33184 100 2.000% 100.000000 3/22/2013 4:01:52 PM 100 units $ 100,000.00 #33185 10 2.000% 100.000000 3/22/2013 5:12:14 PM 10 units $ 10,000.00 #33186 20 2.000% 100.000000 3/22/2013 5:13:07 PM 20 units $ 20,000.00 #33187 10 2.000% 100.000000 3/22/2013 5:14:05 PM 10 units $ 10,000.00 #32958 25 2.000% 100.000000 3/22/2013 5:21:11 PM 25 units $ 25,000.00 #26699 20 2.000% 100.000000 3/22/2013 6:33:06 PM 20 units $ 20,000.00 #33189 29 2.000% 100.000000 3/22/2013 6:57:06 PM 29 units $ 29,000.00 #28872 1 2.000% 100.000000 3/23/2013 12:05:43 PM 1 unit $ 1,000.00 #22215 10 2.000% 100.000000 3/23/2013 5:02:42 PM 10 units $ 10,000.00 #23424 25 2.000% 100.000000 3/24/2013 11:06:15 PM 25 units $ 25,000.00 #20983 20 2.000% 100.000000 3/25/2013 12:42:38 PM 20 units $ 20,000.00

Zions Direct Auctions - Results 3/26/13 11:32 AM

#33197	60	2.000%	100.000000	3/25/2013 2:19:01 PM	60 units	$ 60,000.00
#33198	20	2.000%	100.000000	3/25/2013 2:31:28 PM	20 units	$ 20,000.00
#33199	15	2.000%	100.000000	3/25/2013 2:56:31 PM	15 units	$ 15,000.00
#33200	5	2.000%	100.000000	3/25/2013 3:12:43 PM	5 units	$ 5,000.00
#33201	5	2.000%	100.000000	3/25/2013 3:13:36 PM	5 units	$ 5,000.00
#16361	33	2.000%	100.000000	3/25/2013 4:02:01 PM	33 units	$ 33,000.00
#33202	20	2.000%	100.000000	3/25/2013 4:54:47 PM	20 units	$ 20,000.00
#33203	15	2.000%	100.000000	3/25/2013 4:55:23 PM	15 units	$ 15,000.00
#33204	1	2.000%	100.000000	3/25/2013 4:56:03 PM	1 unit	$ 1,000.00
				Auction Totals:	**19,389 units**	**$ 19,389,000.00**

Page 1 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/8927/results Page 3 of 3

Zions Direct Auctions - Results 3/26/13 11:32 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #8927

ZIONS BANCORPORATION

Results

Zions Bancorporation / 3 Year Corporates

Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

Notice: The auction has been extended until 3/26/2013 1:30:30 PM EDT.

Auction Status:	CLOSED
Auction Start:	3/18/2013 11:30 AM EDT
Auction End:	3/26/2013 1:30 PM EDT
Last Update:	3/26/2013 1:32:25 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	2.750%
Maturity Date:	5/16/2016

Offering Documents

Auction Details

Bids

Final Market-Clearing Yield*: 2.750%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#33205	1	2.000%	100.000000	3/25/2013 4:56:34 PM	1 unit	$ 1,000.00
#33206	100	2.000%	100.000000	3/25/2013 5:01:25 PM	100 units	$ 100,000.00
#33207	100	2.000%	100.000000	3/25/2013 5:02:00 PM	100 units	$ 100,000.00
#25524	25	2.000%	100.000000	3/25/2013 5:32:49 PM	25 units	$ 25,000.00
#33208	37	2.000%	100.000000	3/26/2013 11:07:06 AM	37 units	$ 37,000.00
#33209	30	2.000%	100.000000	3/26/2013 11:07:38 AM	30 units	$ 30,000.00
#33210	50	2.000%	100.000000	3/26/2013 11:08:12 AM	50 units	$ 50,000.00
#33141	30	2.000%	100.000000	3/26/2013 11:35:56 AM	30 units	$ 30,000.00
#19261	50	2.000%	100.000000	3/26/2013 11:47:01 AM	50 units	$ 50,000.00
#14098	50	2.000%	100.000000	3/26/2013 11:52:32 AM	50 units	$ 50,000.00
#33142	50	2.000%	100.000000	3/26/2013 12:13:25 PM	50 units	$ 50,000.00
#32842	3	2.050%	100.000000	3/24/2013 1:32:54 PM	3 units	$ 3,000.00
#24582	20	2.100%	100.000000	3/26/2013 10:35:11 AM	20 units	$ 20,000.00
#30297	200	2.200%	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#6290	9	2.200%	100.000000	3/19/2013 5:52:08 PM	9 units	$ 9,000.00
#13950	14	2.200%	100.000000	3/19/2013 5:54:58 PM	14 units	$ 14,000.00
#32970	250	2.200%	100.000000	3/20/2013 12:57:13 PM	250 units	$ 250,000.00
#32969	250	2.200%	100.000000	3/20/2013 1:00:24 PM	250 units	$ 250,000.00

https://www.auctions.zionsdirect.com/auction/8927/results?csrf_toke...c74ffe1b4a9f0a81038d23b2&sort=ytw&sort_direction=asc&page=2&pages=3 Page 1 of 3

Zions Direct Auctions - Results 3/26/13 11:32 AM

#32968	100	2.200%	100.000000	3/20/2013 1:05:23 PM	100 units	$ 100,000.00
#32965	250	2.200%	100.000000	3/20/2013 4:59:08 PM	250 units	$ 250,000.00
#32966	300	2.200%	100.000000	3/20/2013 5:03:13 PM	300 units	$ 300,000.00
#32967	50	2.200%	100.000000	3/20/2013 5:05:29 PM	50 units	$ 50,000.00
#32964	200	2.200%	100.000000	3/21/2013 1:38:07 PM	200 units	$ 200,000.00
#27791	5	2.200%	100.000000	3/22/2013 12:13:47 PM	5 units	$ 5,000.00
#32963	500	2.200%	100.000000	3/22/2013 1:46:55 PM	500 units	$ 500,000.00
#32962	25	2.200%	100.000000	3/22/2013 3:44:21 PM	25 units	$ 25,000.00
#32961	50	2.200%	100.000000	3/22/2013 3:48:51 PM	50 units	$ 50,000.00
#33101	100	2.200%	100.000000	3/26/2013 12:08:19 PM	100 units	$ 100,000.00
#32971	1,000	2.250%	100.000000	3/18/2013 4:55:46 PM	1,000 units	$ 1,000,000.00
#30350	75	2.250%	100.000000	3/22/2013 1:13:22 PM	75 units	$ 75,000.00
#30350	10	2.250%	100.000000	3/22/2013 3:10:40 PM	10 units	$ 10,000.00
#30350	50	2.250%	100.000000	3/22/2013 3:22:12 PM	50 units	$ 50,000.00
#30350	45	2.250%	100.000000	3/25/2013 1:47:41 PM	45 units	$ 45,000.00
#30350	250	2.250%	100.000000	3/26/2013 8:18:58 AM	250 units	$ 250,000.00
#30297	500	2.250%	100.000000	3/26/2013 12:12:38 PM	500 units	$ 500,000.00
#32954	50	2.300%	100.000000	3/18/2013 6:46:10 PM	50 units	$ 50,000.00
#23428	2	2.300%	100.000000	3/20/2013 1:37:05 PM	2 units	$ 2,000.00
#33195	3,000	2.300%	100.000000	3/25/2013 10:57:48 AM	3,000 units	$ 3,000,000.00
#32955	40	2.350%	100.000000	3/20/2013 12:49:49 PM	40 units	$ 40,000.00
#30297	200	2.400%	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#33135	677	2.400%	100.000000	3/19/2013 4:31:13 PM	677 units	$ 677,000.00
#22070	1	2.450%	100.000000	3/20/2013 2:49:03 PM	1 unit	$ 1,000.00
#31876	20	2.450%	100.000000	3/22/2013 4:59:59 PM	20 units	$ 20,000.00
#30297	200	2.500%	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#33137	17	2.500%	100.000000	3/22/2013 3:12:41 PM	17 units	$ 17,000.00
#32959	25	2.500%	100.000000	3/25/2013 12:17:26 PM	25 units	$ 25,000.00
#33140	200	2.500%	100.000000	3/25/2013 3:00:01 PM	200 units	$ 200,000.00
#33091	65	2.500%	100.000000	3/26/2013 11:50:21 AM	65 units	$ 65,000.00
#13196	1,000	2.500%	100.000000	3/26/2013 11:57:37 AM	1,000 units	$ 1,000,000.00
#32406	200	2.550%	100.000000	3/22/2013 12:26:51 PM	200 units	$ 200,000.00
				Auction Totals:	**19,389 units**	**$ 19,389,000.00**

https://www.auctions.zionsdirect.com/auction/8927/results?csrf_toke...c74ffe1b4a9f0a81038d23b2&sort=ytw&sort_direction=asc&page=2&pages=3 Page 2 of 3

Zions Direct Auctions - Results 3/26/13 11:32 AM

Page 2 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group *Software That Works*®

Secured by Entrust SSL Verify

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/8927/results?csrf_toke...c74ffe1b4a9f0a81038d23b2&sort=ytw&sort_direction=asc&page=2&pages=3 Page 3 of 3

Zions Direct Auctions - Results 3/26/13 11:32 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT® Auctions

OPEN ACCOUNT LOGIN

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AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #8927

ZIONS BANCORPORATION

Results

Zions Bancorporation / 3 Year Corporates

Non-redeemable prior to May 16, 2014, then callable at par on interest payment dates thereafter. | BBB- (Fitch); BBB (low) (DBRS); BBB- (S&P); and BBB (Kroll)

Notice: The auction has been extended until 3/26/2013 1:30:30 PM EDT.

Auction Status:	CLOSED
Auction Start:	3/18/2013 11:30 AM EDT
Auction End:	3/26/2013 1:30 PM EDT
Last Update:	3/26/2013 1:32:39 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	2.750%
Maturity Date:	5/16/2016

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 2.750%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#29772	250	2.550%	100.000000	3/26/2013 11:18:00 AM	250 units	$ 250,000.00
#32952	100	2.600%	100.000000	3/18/2013 4:01:14 PM	100 units	$ 100,000.00
#24626	6	2.600%	100.000000	3/25/2013 2:20:40 PM	6 units	$ 6,000.00
#28272	3	2.600%	100.000000	3/25/2013 3:26:19 PM	3 units	$ 3,000.00
#23744	55	2.600%	100.000000	3/26/2013 1:01:45 PM	55 units	$ 55,000.00
#32909	25	2.650%	100.000000	3/18/2013 2:27:02 PM	25 units	$ 25,000.00
#26725	25	2.650%	100.000000	3/26/2013 12:59:06 PM	25 units	$ 25,000.00
#13585	30	2.650%	100.000000	3/26/2013 1:08:42 PM	30 units	$ 30,000.00
#30297	200	2.700%	100.000000	3/18/2013 1:39:42 PM	200 units	$ 200,000.00
#13585	20	2.700%	100.000000	3/25/2013 6:14:45 PM	20 units	$ 20,000.00
#19072	60	2.700%	100.000000	3/26/2013 11:33:09 AM	60 units	$ 60,000.00
#23314	35	2.700%	100.000000	3/26/2013 11:56:16 AM	35 units	$ 35,000.00
#30352	1,500	2.700%	100.000000	3/26/2013 12:19:25 PM	1,500 units	$ 1,500,000.00
#15637	5	2.700%	100.000000	3/26/2013 12:36:56 PM	5 units	$ 5,000.00
#32381	250	2.700%	100.000000	3/26/2013 1:03:33 PM	250 units	$ 250,000.00
#25339	25	2.700%	100.000000	3/26/2013 1:06:18 PM	25 units	$ 25,000.00
#28519	10	2.700%	100.000000	3/26/2013 1:13:33 PM	10 units	$ 10,000.00
#16612	25	2.700%	100.000000	3/26/2013 1:16:08 PM	25 units	$ 25,000.00

https://www.auctions.zionsdirect.com/auction/8927/results?csrf_toke...4a2f902ba64763865f6de98&sort=ytw&sort_direction=asc&page=3&pages=3 Page 1 of 3

Zions Direct Auctions - Results 3/26/13 11:32 AM

#23436	250	2.700%	100.000000	3/26/2013 1:28:30 PM	250 units	$ 250,000.00
#32021	500	2.750%	100.000000	3/18/2013 2:35:21 PM	500 units	$ 500,000.00
#28214	500	2.750%	100.000000	3/18/2013 2:51:49 PM	500 units	$ 500,000.00
#30353	1,000	2.750%	100.000000	3/18/2013 4:08:09 PM	1,000 units	$ 1,000,000.00
#27035	25	2.750%	100.000000	3/18/2013 5:12:03 PM	25 units	$ 25,000.00
#13571	25	2.750%	100.000000	3/18/2013 5:50:42 PM	25 units	$ 25,000.00
#18373	10	2.750%	100.000000	3/19/2013 2:44:41 PM	10 units	$ 10,000.00
#29981	2,000	2.750%	100.000000	3/19/2013 3:18:39 PM	1,899 units	$ 1,899,000.00
#25080	50	2.750%	100.000000	3/19/2013 4:50:37 PM	Rejected: Timestamp	
#13571	20	2.750%	100.000000	3/21/2013 11:41:31 AM	Rejected: Timestamp	
#14033	12	2.750%	100.000000	3/22/2013 11:16:21 AM	Rejected: Timestamp	
#31459	10	2.750%	100.000000	3/22/2013 11:39:32 AM	Rejected: Timestamp	
#23556	30	2.750%	100.000000	3/22/2013 2:42:58 PM	Rejected: Timestamp	
#23085	10	2.750%	100.000000	3/22/2013 3:33:05 PM	Rejected: Timestamp	
#33138	25	2.750%	100.000000	3/22/2013 3:38:22 PM	Rejected: Timestamp	
#24403	5	2.750%	100.000000	3/22/2013 4:02:06 PM	Rejected: Timestamp	
#24302	5	2.750%	100.000000	3/22/2013 4:10:35 PM	Rejected: Timestamp	
#28031	10	2.750%	100.000000	3/22/2013 7:03:31 PM	Rejected: Timestamp	
#23556	30	2.750%	100.000000	3/22/2013 10:39:50 PM	Rejected: Timestamp	
#2715	1	2.750%	100.000000	3/23/2013 12:03:26 AM	Rejected: Timestamp	
#28519	10	2.750%	100.000000	3/23/2013 10:01:53 PM	Rejected: Timestamp	
#32989	25	2.750%	100.000000	3/25/2013 7:47:52 AM	Rejected: Timestamp	
#33139	31	2.750%	100.000000	3/25/2013 12:29:20 PM	Rejected: Timestamp	
#32960	50	2.750%	100.000000	3/25/2013 6:12:17 PM	Rejected: Timestamp	
#15637	5	2.750%	100.000000	3/26/2013 12:36:08 PM	Rejected: Timestamp	
				Auction Totals:	19,389 units	$ 19,389,000.00

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Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 18, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

https://www.auctions.zionsdirect.com/auction/8927/results?csrf_toke...4a2f902ba64763865f6de98&sort=ytw&sort_direction=asc&page=3&pages=3 Page 2 of 3

Zions Direct Auctions—Results 3/26/13 11:32 AM https://www.auctions.zionsdirect.com/auction/8927/results?csrf_toke…4a2f902ba64763865f6de98&sort=ytw&sort_direction=asc&page=3&pages=3 Page 3 of 3 Our Affiliates: Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.